SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 13, 2007

(Date of earliest event report)
WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777

(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 3.2

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On December 13, 2007, the Company’s Board of Directors elected Daniel S. Fulton as President of Weyerhaeuser Company effective January 1, 2008. Daniel S. Fulton, 59, has been President of Weyerhaeuser Real Estate Company, a subsidiary of the Company, since 2001. He was President and Chief Executive Officer of Weyerhaeuser Realty Investors, Inc., a subsidiary of the Company, from 1998 to 2000; its Chief Operating Officer from 1996 to 1997; and its Chief Investment Officer from 1994 to 1995. He joined Weyerhaeuser in 1975 and has held various management and investment positions with the company and its subsidiaries.
     The Compensation Committee of the Company’s Board of Directors determined that his initial compensation as President would consist of a base annual salary of $800,000 and he would have a target bonus under the Company’s Annual Incentive Plan of 100% of his base salary and a target level of long-term incentives under the Company’s Long-Term Incentive Plan of 300% of his base salary, with a target of 120,000 shares of Weyerhaeuser common stock of which 50% would be granted in the form of stock options and 50% would be granted in the form of performance shares.
     The Company issued the following press release on December 13, 2007 regarding the election:
For immediate release
For more information contact:
Media — Bruce Amundson (253) 924-3047
Analysts — Kathryn McAuley (253) 924-2058
Daniel S. Fulton Elected President, Weyerhaeuser Company
FEDERAL WAY, Wash. (Dec. 13, 2007) — Weyerhaeuser Company (NYSE: WY) today announced that the board of directors has elected Daniel S. Fulton, 59, president effective Jan. 1, 2008. In his new role, Fulton will oversee operations and a number of staff functions. He retains his position as president, Weyerhaeuser Real Estate Company.
Fulton will report to Steven R. Rogel, chairman and chief executive officer. Also reporting to Rogel are Patricia M. Bedient, executive vice president and chief financial officer and Sandy D. McDade, senior vice president and general counsel. All other members of Weyerhaeuser’s senior management team will report to Fulton.
“We are fortunate to have a deep bench of proven leadership talent to draw upon as we move forward with our efforts to enhance shareholder value,” Rogel said. “Dan is an effective leader who has demonstrated a clear understanding of our company and industry. He has been a key member of our senior management team for many years and the board and I are confident that he is the right person to take on this important role. The board and I look forward to having Dan work closely with us going forward.”

About Daniel S. Fulton
Dan Fulton has been president of Weyerhaeuser Real Estate Company, a subsidiary of the company, since 2001. He was president and chief executive officer of Weyerhaeuser Realty Investors, Inc., a subsidiary of the company, from 1998 to 2000; its chief operating officer from 1996 to 1997; and its chief investment officer from 1994 to 1995. He joined Weyerhaeuser in 1975 and has held various management and investment positions with the company and its subsidiaries.
Fulton graduated with a Bachelor of Arts degree in economics from Miami University (Ohio) in 1970. He received a Master of Business Administration degree in finance from the University of Washington in 1976, and he completed the Stanford University Executive Program in 2001.
About Weyerhaeuser
Weyerhaeuser Company, one of the world’s largest forest products companies, was incorporated in 1900. In 2006, sales were $21.9 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at http://www.weyerhaeuser.com.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     On December 13, 2007, the Company’s Board of Directors amended and restated the Company’s Bylaws effective immediately to provide for a separate officer position of President. The amended and restated Bylaws are included as an exhibit.
ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS
     (d)     Exhibits
3.2	The Company’s Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
By	/s/ Jeanne Hillman
Its:	Vice President and
Chief Accounting Officer

Date: December 18, 2007